UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2017

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 24, 2017, Citizens Financial Group, Inc. (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”), at the Company’s request, entered into a Second Supplemental Indenture to the Senior Indenture dated as of October 28, 2015, by and between the Company and the Trustee, in order to amend Section 203 of the First Supplemental Indenture, dated as of July 28, 2016, to cause the Company to surrender its right to redeem the $350 million aggregate principal amount of 2.375% Senior Notes due 2021 on any date before September 1, 2017.

The Second Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8–K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of February 24, 2017, between the Company and The Bank of New York Mellon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ David Lindenauer
Name:	David Lindenauer
Title:	Executive Vice President and Treasurer

Date: February 24, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of February 24, 2017, between the Company and The Bank of New York Mellon